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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 8, 1999


                                    JPE, INC.
             (Exact name of registrant as specified in its charter)


                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)


      0-22580                                            38-2958730
(Commission File No.)                         (IRS Employer Identification No.)


    775 Technology Drive, Suite 200
         Ann Arbor, Michigan                                    48108
(Address of Principal Executive Offices)                      (Zip Code)


                                 (734) 662-2323
              (Registrant's Telephone Number, Including Area Code)



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ITEM 1   CHANGES IN CONTROL OF REGISTRANT

In accordance with the terms of an Investment Agreement (the "Investment Agreement") dated April 28, 1999 among JPE, Inc. (the "Company"), ASC Holdings LLC, and Kojaian Holdings LLC, the Company issued 1,952,352.19 shares of First Series Preferred Shares on May 27, 1999 (the "Closing Date"), in equal proportions to ASC Holdings LLC (50%) and Kojaian Holdings LLC (50%), for an aggregate purchase price of $16,413,274 payable in cash. In addition, the Investment Agreement provides that the shareholders of record of JPE, Inc. common stock on June 11, 1999 (the "Record Date") are entitled to receive warrants (the "Warrants") entitling the holder the right to purchase .075 shares of First Series Preferred Shares of the Company for each share of common stock held on the Record Date. The Warrants will be distributed as a dividend to such shareholders. The Warrants carry an initial exercise price of $9.99 per First Series Preferred Share, subject to price adjustments based on the Final Actual EBITDA and the cost of certain environmental remediation. The Warrants are exercisable for the 90 day period following the providing of notice by the Company to the holders thereof of the Final Actual EBITDA after the JPE Determination (as defined in the Investment Agreement).

In addition, pursuant to the Investment Agreement, on May 27, 1999 ASC Holdings LLC and Kojaian Holdings LLC (in equal proportions) subscribed and paid for 9,441,420 newly issued shares of common stock for an aggregate purchase price of $1,986,726 payable in cash. These newly issued shares of common stock will be distributed to ASC Holdings LLC and Kojaian Holdings LLC on June 12, 1999.

As a precondition to consummation of the above transaction, the Company's existing bank lenders (the "Bank Group") agreed on May 27, 1999 to a $16.5 million forgiveness of the Company's existing bank debt, under the terms of the Company's Forbearance Agreement dated August 10, 1998, as amended. In consideration for the debt forgiveness and pursuant to the Investment Agreement, the Company issued 20,650.115 shares of Preferred Stock to the Bank Group on May 27, 1999 for $1,000 of consideration. In addition, the Company granted the existing bank lenders 77,437.937 Warrants (which Warrants contain the same terms and conditions as granted to the shareholders of common stock of the Company on the Record Date).

The immediate effect of these transactions transferred (a) approximately 47.5% of the voting securities of the Company to Kojaian Holdings LLC, (b) approximately 47.5% of the voting securities of the Company to ASC Holdings LLC, and (c) approximately 1% of the voting securities of the Company to the Bank Group. The remaining amount of the voting securities continues to be held by the public shareholders of the Company. If all of the Warrants described above are exercised, ASC Holdings LLC would own approximately 40% of the voting securities of the Company, Kojaian Holdings LLC would own approximately 40% of the voting securities of the Company, the Bank Group would own approximately 3.7% of the voting securities of the Company, and the shareholders of record on June 11, 1999 (other than ASC Holdings LLC, Kojaian Holdings LLC and the Bank Group) and any other public shareholders would own approximately 16.3% of the voting securities of the Company.

Pursuant to the terms of a Shareholders Agreement dated as of May 27, 1999 between ASC Holdings LLC and Kojaian Holdings LLC, the parties, among other things, are to cooperate in the voting of their shares of the Company, including regarding the nomination and election of members to the Board of Directors and at shareholder meetings. The Shareholders Agreement also provides that neither ASC Holdings LLC nor Kojaian Holdings LLC may sell their securities in the Company without the prior written consent of the other. In addition, the Shareholders Agreement provides that upon a deadlock or an impasse between the parties or their nominees to the Board of Directors regarding a material issue lasting longer than 90 days, that the parties shall sell to a third party purchaser the Company or all or substantially all of its assets, subject to certain terms and conditions (all as more particularly defined in the Shareholders Agreement). Thus, each of ASC Holdings LLC and Kojaian Holdings LLC currently beneficially own approximately 95% of the voting securities of the Company, and after the exercise of all of the Warrants, would beneficially own approximately 80% of the voting securities of the Company.

The sources of funds for the purchase of the common stock and the First Series Preferred Stock (a) by ASC Holdings LLC was an affiliate (Heritage Newspaper, Inc.) pursuant to a one year, non-interest bearing demand loan, and (b) by Kojaian Holdings LLC were personal accounts of Mike Kojaian and C. Michael Kojaian (the members of Kojaian Holdings LLC).

In connection with this transaction, the reorganization plans of the Company's subsidiaries, Plastic Trim, Inc. and Starboard Industries, Inc., which were confirmed by the Bankruptcy Court on April 16, 1999, became effective on May 27, 1999. Certain vendors of these subsidiaries agreed to accept 30% of their pre-bankruptcy account balances as a part of the reorganization plans. The interim financing provided to these subsidiaries by GMAC Business Credit was satisfied in full (including prepayment penalties) as a condition to closing the transaction.

The Company is now operating under the assumed name of ASCET INC, which represents ASC Exterior Technologies. New financing in the amount of $56.3 million was arranged with Comerica Bank to pay off the indebtedness of the Company owed to the Bank Group (other than the debt forgiveness described above) and provide for current working capital needs. The new financing provides for various borrowing and interest rate options based on prime or LIBOR rates. Advances are subject to a borrowing limitation based on customer receivables and inventory levels and the loan is secured by the Company's assets, including stock of the Company's subsidiaries. The new financing is a one year demand loan and is jointly guaranteed in full by ASC Holdings LLC and Kojaian Holdings LLC (including a pledge of the Company's stock owned by each of them).

In connection with the consummation of the Investment Agreement, on May 27, 1999, the existing Directors of the Company tendered their resignations and Heinz C. Prechter, Mike Kojaian, C. Michael Kojaian and David L. Treadwell were elected Directors of the Company. Richard R. Chrysler, President and Chief Executive Officer, will continue in that capacity pursuant to a two-year Employment Agreement executed in connection with the Investment Agreement. Mr. Treadwell was also elected Chairman of the Company and the Board of Directors. James J. Fahrner, Executive Vice President and Chief Financial Officer of the Company, resigned his officer positions effective as of May 27, 1999, but will remain in the employ of the Company through June 25, 1999.


ITEM 2   ACQUISITION AND DISPOSITION OF ASSETS

As a result of the transaction described in Item 1 above, ASC Holdings LLC and Kojaian Holdings LLC acquired control of the assets of the Company on May 27, 1999. The Company intends to maintain continued use of the assets in its existing businesses, specifically the manufacture of automotive exterior trim parts and heavy duty truck aftermarket parts.


ITEM 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The Financial Statements and Pro Forma Financial Information of the Company reflecting the transaction, as more fully described in Items 1 and 2 above, are not filed herewith because they are currently unavailable to Registrant. Registrant intends to file such Financial Statements and Pro Forma Financial Information under cover of an amendment to Form 8-K as soon as practicable, but not later than August 10, 1999.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           JPE, INC.


Date:  June 8, 1999                        /s/  Karen A. Radtke
                                           ------------------------------------
                                           Karen A. Radtke
                                           Secretary and Treasurer


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                                 Exhibits Index


Exhibit
Number    Description
-------   -----------

  4.1 Form of Certificate for Shares of Preferred Stock, filed with this report.

  4.2 Form of Preferred Stock Warrant issued to Bank Group, filed with this report.

  4.3 Form of Preferred Stock Warrant to be issued to shareholders of record of JPE, Inc. Common Stock as of June 11, 1999, filed with this report.

 10.1 Investment Agreement dated April 28, 1999 among ASC Holdings LLC, Kojaian Holdings LLC and JPE, Inc. incorporated by reference to
          Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

 10.2 Tenth Amendment, dated May 21, 1999, to Forbearance Agreement, filed with this report.

 10.3 Letter Agreement, dated May 26, 1999, among Comerica Bank, as Agent, JPE, Inc. and its subsidiaries, filed with this report.

 10.4 Letter Agreement, dated May 27, 1999, among Comerica Bank, JPE, Inc. and its subsidiaries, filed with this report.

 10.5 Form of Promissory Note dated May 27, 1999 in the principal amount of $20,000,000 executed by JPE, Inc. and its subsidiaries, filed with this report.

 10.6 Form of Promissory Note dated May 27, 1999 in the principal amount of $6,300,000 executed by JPE, Inc. and its subsidiaries, filed with this report.

 10.7 Form of Promissory Note dated May 27, 1999 in the principal amount of $30,000,000 executed by JPE, Inc. and its subsidiaries, filed with this report.

 10.8 Advance Formula Agreement, dated May 27, 1999 between JPE, Inc. and its subsidiaries and Comerica Bank, filed with this report.

 10.9 Form of Security Agreement (All Assets), dated as of May 27, 1999, executed by JPE, Inc. and each of its subsidiaries, filed with this report.

 10.10 Patent and Trademark Security Agreement, dated as of May 27, 1999, made by JPE, Inc. in favor of Comerica Bank, filed with this report.

 10.11 Security Agreement (Negotiable Collateral), dated as of May 27, 1999, executed by each of ASC Holdings LLC, Kojaian Holdings LLC, JPE, Inc. and its wholly-owned subsidiary, SAC Corporation, filed with this report.

 10.12 Guaranty, dated as of May 27, 1999, executed by ASC Holdings LLC, Kojaian Holdings LLC, API/JPE, Inc. and SAC Corporation, filed with this report.

 10.13 Letter Agreement, dated May 27, 1999, among Heinz C. Prechter, Mike Kojaian and C. Michael Kojaian, filed with this report.

 10.14 Shareholders Agreement, dated May 27, 1999, between ASC Holdings LLC and Kojaian Holdings LLC, filed with this report.

 10.15 Employment Agreement, dated May 27, 1999, between Richard R. Chrysler and JPE, Inc., filed with this report.

 10.16 Termination Agreement and Release of All :Liability, dated May 27, 1999, between Richard R. Chrysler and JPE, Inc., filed with this report.

 10.17 Termination Agreement and Release of All Liability, dated May 27, 1999, between Richard P. Eidswick and JPE, Inc., filed with this report.

 10.18 Letter Agreement among GMAC Business Crdit LLC, Comerica Bank and Plastic Trim, Inc.

 10.19 Letter Agreement among GMAC Business Credit LLC, Comerica Bank and Starboard Industries, Inc.